UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A

________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240. 14a-12

AGRIFY CORPORATION

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Agrify Corporation

2468 Industrial Row Drive

Troy, Michigan 48084

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 2024

On July 22, 2024, Agrify Corporation (“Agrify,” “we,” “us,” “our,” and the “Company”) filed a definitive proxy statement (the “Proxy Statement”) and the related proxy card (the “Proxy Card”) relating to the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, August 12, 2024, at 10:00 a.m. Eastern Time virtually at http://www.virtualshareholdermeeting.com/AGFY2024.

On August 9, 2024, the Board of Directors of the Company approved the amendment and restatement of the Company’s Amended and Restated Bylaws to reduce the quorum needed for stockholder meetings to one-third (1/3) of the stock issued and outstanding and entitled to vote at the applicable meeting, present in person or represented by proxy. The quorum requirement will apply to the Annual Meeting and any adjournments thereof.

This document supplements the Proxy Statement for the Annual Meeting, to reflect the new quorum requirement applicable to the Annual Meeting. Accordingly, the Proxy Statement is hereby supplemented as follows:

●	The following text replaces, in its entirety, the question and answer appearing under the header “What constitutes a quorum?” on page 4 of the Proxy Statement:

“Q: What constitutes a quorum?

A: As of July 17, 2024, we had 14,230,004 shares of Common Stock, $0.001 par value, outstanding and 61 holders of record. Each share of our Common Stock is entitled to one vote per share. The holders of one-third of the total outstanding shares entitled to vote, present at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement or the Proxy Card, and they continue to be in full force and effect as originally filed and the Board of Directors continues to seek the vote of Company stockholders to be voted on at the Annual Meeting as recommended in the original filing. This supplement to the Proxy Statement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This supplement to the Proxy Statement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote, please refer to the Proxy Statement for instructions on how to do so.

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

August 9, 2024